Exhibit 10.15

FORM OF

INTERCOMPANY INTELLECTUAL PROPERTY TRANSFER AGREEMENT

This Intercompany Intellectual Property Transfer Agreement (this “Agreement”), is entered into and effective as of                      (the “Effective Date”), by and between Westlake Management Services, Inc. (“Services”) and Westlake Chemical OpCo LP (“OpCo”), each a “Party” and collectively the “Parties.”

In connection with the Services and Secondment Agreement by and among the Parties, Westlake Vinyls, Inc., WPT LLC and Westlake Petrochemicals LLC, dated                      (as amended, modified or supplemented from time to time (the “Services and Secondment Agreement”), the Parties desire to evidence their understanding, as more fully set forth in this Agreement with respect to the assignment and licensing of certain technical information and intellectual property.

Therefore, the Parties agree as follows:

1. DEFINITIONS

(a) Capitalized terms not otherwise defined herein shall have the meaning set forth in the Services and Secondment Agreement.

(a) “Books and Records” means all records in whatever form or media, whether paper, written, electronic or otherwise, whether created or generated in whole or in part on, before, or after the Effective Date, that are related to the business or operations of OpCo, including computer programs, source code, object code, data, databases, manuals, customer and supplier lists, engineering drawings and files, operating manuals, emails, letters, memoranda, contracts, process designs, operating records, engineering studies, flow diagrams, accounting records, environmental, health and safety records.

(b) “Confidential Information” shall mean all confidential, proprietary or non-public information of a Party, in whatever form or media, whether paper, written, electronic, orally disclosed, or otherwise, whether created or generated in whole or in part on, before, or after the Effective Date, including all information and materials of such Party (and of third parties with which such Party has entered into confidentiality agreements) that one Party discloses or provides access to the other Party, including information regarding products, processes, business strategies and plans, customer lists, research and development programs, computer programs, hardware configuration information, technical drawings, algorithms, know-how, formulas, processes, ideas, inventions (whether patentable or not), trade secrets, schematics and other technical, business, marketing and product development plans, revenues, expenses, earnings projections, forecasts, strategies, and other non-public business, technological, and financial information. “Confidential Information” created or generated by Services in connection with providing services to OpCo shall be deemed the Confidential Information of OpCo, not Services.

(c) “Intellectual Property” means any and all proprietary and intellectual property rights, under the law of any jurisdiction, including both statutory and common law rights, whether acquired, authored, invented, discovered, created, generated or otherwise developed in whole or in part on, before, or after the Effective Date, and including; (i) utility models, supplementary protection certificates, statutory invention registrations, patents and applications for same, and extensions, divisions, continuations, continuations-in-part, reexaminations, and reissues thereof; (ii) copyrights, moral rights, other rights in works of authorship and registrations and applications for registration of the foregoing; and (iii) rights in trade secrets, know-how, and rights in confidential information, including designs, concepts, compilations of information, methods, techniques, procedures, processes, whether or not patentable or copyrightable. For the purposes of this Agreement, Intellectual Property shall not include any trademarks, service marks, trade names, slogans, domain names, logos, or trade dress (including any goodwill associated with the foregoing), nor any registrations or applications for registrations thereof.

(d) “Licensed Intellectual Property” means any Intellectual Property owned by or licensed by a third party to Services on, before, and after the Effective Date.

(e) “Developed Intellectual Property” means any Intellectual Property acquired, authored, invented, discovered, created, generated, or otherwise developed by employees or contractors of Services in connection with providing services to OpCo, whether on, before or after the Effective Date.

(f) “Transferred Intellectual Property” shall mean the Licensed Intellectual Property and the Developed Intellectual Property.

2. GRANT

(a) Services hereby assigns, conveys, and transfers to OpCo, and OpCo hereby accepts such assignment, conveyance, and transfer of, Services’s entire right, title, and interest in and to the Developed Intellectual Property, together with the right to sue for and recover damages, lost profits, and relief for, any and all past, present, and future infringement, misappropriation, and/or violation of any rights in any of the Developed Intellectual Property.

(b) (i) Subject to the terms and conditions of this Agreement, and to the extent that Services may do so, Services hereby grants to OpCo, and OpCo hereby accepts, a worldwide, non-exclusive, royalty-free, fully paid-up, perpetual and irrevocable license and right under the Licensed Intellectual Property to use the same in connection with OpCo’s business and operations, including without limitation the right and license to make, have made, use, sell, offer for sale, and/or import into the United States any machines, products, compositions of matter, articles of manufacture, and to practice or perform any methods or processes, copy, distribute, prepare derivative works from, and publicly perform and display any and all works of authorship, and otherwise use, disclose and exploit any or all of the Licensed Intellectual Property in any manner whatsoever as deemed reasonably necessary by OpCo for its business or operations. (ii) To the extent that Services may not grant a license to any items of Licensed Intellectual Property to the full extent of the license set forth in Section 2(b)(i), Services hereby grants to OpCo, subject to the terms and conditions of this Agreement, and OpCo hereby accepts, a license under such items of the Licensed Intellectual Property to the fullest extent that Services may grant such licenses.

(c) Subject to the terms and conditions of this Agreement, and to the extent that OpCo may do so, OpCo hereby grants to Services, and Services hereby accepts, the right to grant a sublicense to each Westlake Entity which has granted to Services a license with the right to grant to OpCo a sublicense that is substantially of the same scope as the license granted by Services in Section 2(b)(i) or 2(b)(ii) above, with such sublicense being a worldwide, non-exclusive, royalty-free, fully paid-up, perpetual and irrevocable sublicense and right under the Developed Licensed Intellectual Property to use the same in connection with such Westlake Entity’s business and operations, including without limitation the right and license to make, have made, use, sell, offer for sale, and/or import into the United States any machines, products, compositions of matter, articles of manufacture, and to practice or perform any methods or processes, copy, distribute, prepare derivative works from, and publicly perform and display any and all woks of authorship, and otherwise use, disclose and exploit any or all of the Licensed Intellectual Property in any manner whatsoever as deemed reasonably necessary by such Westlake Entity for its business or operations.

3. DELIVERY; CONFIDENTIALITY

(a) Services shall promptly deliver copies of the Books and Records and the Transferred Intellectual Property, as applicable, to OpCo in a format acceptable to OpCo upon OpCo’s request. Each Party shall retain ownership of its Confidential Information notwithstanding any disclosures, use, or licenses as set forth in this Agreement.

(b) Each Party shall use reasonable efforts to retain the other Party’s Confidential Information in confidence and not disclose the same to any third party nor use the same, except as authorized by the disclosing Party in writing or as expressly permitted in this Agreement. Each Party further agrees to take the same care with the other Party’s Confidential Information as it does with its own, but in no event less than a reasonable degree of care. Confidential Information shall not include any information which:

(i) is available, or becomes available, to the general public without fault of the receiving Party;

(ii) was in the possession of the receiving Party on a non-confidential basis prior to receipt of the same from the disclosing Party;

(iii) is obtained by the receiving Party without an obligation of confidence from a third party who is rightfully in possession of such information and, to the receiving Party’s knowledge, is under no obligation of confidentiality to the disclosing Party; or

(iv) is independently developed by the receiving Party without reference to or use of the disclosing Party’s Confidential Information.

(c) Notwithstanding Section 3(b), if the receiving Party becomes legally compelled to disclose, or is required to disclose by applicable law, by subpoena or other legal process, any of the disclosing Party’s Confidential Information, the receiving Party shall promptly advise the disclosing Party of such requirement to disclose Confidential Information, in order that, where possible, the disclosing Party may seek a protective order or such other remedy as the disclosing Party may consider appropriate in the circumstances. The receiving Party shall disclose only that portion of the disclosing Party’s Confidential Information that it is required to disclose.

(d) Upon written request by the disclosing Party, all of the disclosing Party’s Confidential Information in whatever form shall be returned to the disclosing Party or destroyed upon termination of this Agreement, without the receiving Party retaining copies thereof except that one copy of all such Confidential Information may be retained by a Party’s legal department solely to the extent that such Party is required to keep a copy of such Confidential Information for its records. Notwithstanding the foregoing, nothing in this Agreement shall require a Party to erase, reformat, or destroy any hard drives or any backups of computer systems made in the ordinary course of its business.

(e) The receiving Party shall limit access to the Confidential Information of the disclosing Party to those of its employees and contractors that have a need to know such information in order for the receiving Party to exercise or perform its rights and obligations under this Agreement or the Services and Secondment Agreement (the “Receiving Party Personnel”). The Receiving Party Personnel who have access to any Confidential Information of the disclosing Party shall be made aware of the confidentiality provisions of this Agreement, and will be required to abide by the terms thereof. Any third party contractors of a receiving party that are given access to Confidential Information of a disclosing Party pursuant to the terms hereof shall be required to sign a written agreement pursuant to which such Receiving Party Personnel agree to be bound by the provisions of this Agreement, which written agreement will expressly state that it is enforceable against such Receiving Party Personnel by the disclosing Party.

4. BOOKS AND RECORDS. Services retains title to all tangible and electronic or digital copies of the Books and Records, including all rights of copyright in and to such Books and Records. Services may retain and use, copy, distribute, or modify the Books and Records in furtherance of Services’s providing services to OpCo. Services may retain copies of the Books and Records after termination of this Agreement for documentation purposes only and to the extent reasonably necessary for purposes of exploiting the right and licenses granted to Services herein. Upon OpCo’s request, Services shall promptly provide to OpCo in a timely manner copies of the Books and Records and all associated updates to the same. Upon termination of the Services and Secondment Agreement, Services shall deliver to OpCo at a location to be designated by OpCo, current and complete copies of all Books and Records.

5. RELATIONSHIP TO SERVICES AND SECONDMENT AGREEMENT

(a) With respect to the Transferred Intellectual Property, to the extent of any conflict between the provisions of this Agreement and the Services and Secondment Agreement, the provisions of this Agreement will control.

(b) Other than as expressly set forth in this Agreement, the rights and obligations of the Parties pursuant to the Services and Secondment Agreement are not affected, enlarged, or diminished by this Agreement.

6. MISCELLANEOUS

(a) Amendments. The written provisions contained in this Agreement, together with the Services and Secondment Agreement, constitute the entire agreement between the Parties with respect to the subject matter hereof and constitute the sole and entire agreement made between the Parties concerning the Transferred Intellectual Property and supersedes and cancels all prior and contemporaneous negotiations, representations, understandings or agreements, whether written or oral. Any modifications of this Agreement shall not be valid unless made in writing and signed by both Parties.

(b) Waiver. The waiver by either Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any other or subsequent breach by that Party.

(c) Notices. All notices permitted or required to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or upon receipt, if deposited in the United States mail, postage prepaid, certified mail, return receipt requested, to the following addresses, or to such address as the Parties may provide to each other in writing from time to time:

Notices to Services:

Westlake Management Services, Inc.

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

Attention: General Counsel

Attn:

Notices to OpCo:

Westlake Chemical OpCo LP

c/o Westlake Chemical OpCo GP LLC

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

Attention: General Counsel

Attn:

(d) Term. The term of this Agreement shall begin on the Effective Date and shall continue thereafter for so long as the Services and Secondment Agreement remains in effect, except that either Party may terminate this Agreement upon ninety (90) days prior written notice to the other Party. Notwithstanding the earlier expiration or termination of this Agreement, Sections 2, 3(b)-3(e), 4, 5, and 6 of this Agreement shall survive and remain binding and effective, and any licenses and sublicenses granted by or granted in accordance with this Agreement shall survive and remain binding and effective.

(e) Independent Contractors. The Parties agree that they are independent contractors and not agents or legal representatives of each other.

(f) Interpretation. The Parties acknowledge and agree that the terms and conditions of this Agreement, including those relating to allocations of, releases from, exclusions against and limitations of liability, have been freely and fairly negotiated. Each Party acknowledges that in executing this Agreement it has relied solely on its own judgment, belief, and knowledge, and such advice as it may have received from its own counsel, and it has not been influenced by any representation or statements made by the other Party or its counsel. No provision in this Agreement is to be interpreted for or against any Party because that Party or its counsel drafted such provision. The Parties agree to look solely to each other with respect to performance of this Agreement. Services may have portions of its obligations performed by its affiliates or their employees, in which event Services shall be responsible for and OpCo shall look solely to Services as if such obligations were performed by Services hereunder.

(g) Severability. In the event that any portion or all of this Agreement is held to be void or unenforceable, the Parties agree to negotiate in good faith to amend the commercial and other terms of this Agreement in order to effect the intent of the Parties as set forth in this Agreement.

(h) Construction. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly dictates otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The terms “include,” “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear. The headings in this Agreement are for convenience only and will not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(i) Assignment. OpCo has the right to assign or transfer this Agreement (or any of its rights and obligations hereunder) to any person or entity. Services shall not assign or transfer this Agreement, in whole or part, without OpCo’s prior written consent, which shall not be unreasonably withheld, provided, however, Services may assign this Agreement in whole to an affiliate of Services without such consent. Any purported assignment or transfer of this Agreement, in whole or part, other than as set forth in this Section 6(i) shall be null and void.

(j) Disputes. Any dispute arising out of or in connection with this agreement or its performance, including but not limited to its validity, construction, interpretation or enforcement shall to the extent possible be settled amicably by negotiation between the Parties. The state and federal courts situated in Houston, Texas shall have exclusive jurisdiction and venue over any and all controversies and disputes arising out of or related to this Agreement or its breach.

(k) Governing Law. This Agreement shall be governed by the laws of the State of Texas, exclusive of any provisions thereof which reference the laws of other states or jurisdictions.

(l) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other commonly-used electronic means (e.g., e-mailed PDF)) shall be effective as delivery of a manually executed counterpart of this Agreement.

(Signature page follows.)

This Agreement has been signed by the duly authorized representatives of the Parties as of the Effective Date.

Westlake Management Services, Inc.	Westlake Chemical OpCo LP

By:	By:
Name:	Name:
Title:	Title: